CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Franklin Fund Allocator Series of our report dated July 17, 2020, relating to the financial statements and financial highlights, which appear in Franklin Payout 2020 Fund, Franklin Payout 2021 Fund and Franklin Payout 2022 Fund’s Annual Report on Form N-CSR for the year ended May 31, 2020.  We also consent to the references to us under the headings “Financial Highlights” and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

San Francisco, California

September 24, 2020

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference in this Registration Statement on Form N-1A of Franklin Fund Allocator Series relating to Franklin Payout 2023 Fund under the heading "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

San Francisco, California

September 24, 2020